EXHIBIT 10.7

AMENDMENT NO. 5 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT (“Amendment No. 4”) is made and entered into as of the 17th day of November, 2005, by and between THE PANTRY, INC., a Delaware corporation (the “Corporation”), and PETER J. SODINI (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Corporation and the Employee entered into an Employment Agreement dated as of October 1, 1997 (the “Original Agreement”); and

WHEREAS, the Corporation and the Employee entered into Amendment No. 1 to Employment Agreement on April 1, 1999;

WHEREAS, the Corporation and the Employee entered into Amendment No. 2 to Employment Agreement on September 21, 2001;

WHEREAS, the Corporation and the Employee entered into Amendment No. 3 to Employment Agreement on August 28, 2002;

WHEREAS, the Corporation and the Employee entered into Amendment No. 4 to Employment Agreement on December 8, 2003; and

WHEREAS, the Corporation and the Employee desire to amend further the Original Agreement to extend the term of such Employment Agreement for an additional three (3) years and to clarify the amount of compensation to be provided to the Employee in the event of termination for death or disability following a Change in Control.

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1 of the Original Agreement is hereby amended to reflect an employment term commencing on October 1, 1997 and ending on September 30, 2009.

2. Section 6.2(a) of the Original Agreement is hereby amended to add the phrase, “in which case, the Corporation shall pay to the estate of the Employee or to Employee, as the case may be, twelve (12) months’ compensation (less any amounts paid under any disability plan.” As amended, Section 6.2(a) shall read in its entirety:

6.2 Termination Following Change in Control. Unless Employee’s employment is terminated:

(a) because of Employee’s death or disability (as defined in Section 6.2(i)), in which case, the Corporation shall pay to the estate of the Employee or to Employee, as the case may be, twelve (12) months’ compensation (less any amounts paid under any disability plan.

3. Except as amended hereby, the Original Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

THE PANTRY, INC.

By:	/s/ Steven J. Ferreira
Name:	Steven J. Ferreira
Title:	Senior Vice President Administration

/s/ Peter J. Sodini
PETER J. SODINI